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                                      ATTORNEYS AT LAW         Broomfield, CO
                                                               720 566-4000
                                                               Palo Alto, CA
                                      4401 Eastgate Mall       650 843-5000
                                      San Diego, CA            Reston, VA
                                      92121-1909               703 456-8000
                                      Main    858 550-6000     San Francisco, CA
                                      Fax     858 550-6420     415 693-2000

November 18, 2004                     www.cooley.com

                                      STEVEN M. PRZESMICKI
Anadys Pharmaceuticals, Inc.          (858) 550-6070
9050 Camino Santa Fe                  przes@cooley.com
San Diego, CA  92121

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Anadys Pharmaceuticals, Inc. (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to an aggregate of 1,224,666 shares of the Company's Common Stock, $0.001 par value (the "Shares"), including (i) 779,333 shares issuable under the 2004 Equity Incentive Plan (the "Equity Plan"), (ii) 111,333 shares issuable under the 2004 Non-Employee Directors' Stock Option Plan (the "Director Plan"), and (iii) 334,000 shares issuable under the 2004 Employee Stock Purchase Plan (the "ESPP").

In connection with this opinion, we have examined the Registration Statement and related Prospectus, the Company's Amended and Restated Certificate of Incorporation and Bylaws, the Equity Plan, the Director Plan and the ESPP, and such other documents, records, certificates, memoranda and other instruments as we deemed necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares (i) when issued and sold in accordance with the Equity Plan, the Registration Statement and related prospectus, will be validly issued, fully paid and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full), and (ii) when issued and sold in accordance with the Director Plan or the ESPP, as applicable, the Registration Statement and related prospectus, will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward LLP

By: /s/ Steven M. Przesmicki
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    Steven M. Przesmicki